Exhibit 99.1

       Moody's Corporation Reports Results for the Third Quarter of 2006

     NEW YORK--(BUSINESS WIRE)--Oct. 25, 2006--Moody's Corporation (NYSE: MCO) today announced results for the third quarter of 2006.

     Summary of Results for Third Quarter 2006

     Moody's reported revenue of $495.5 million for the three months ended September 30, 2006, an increase of 18% from $421.1 million for the same quarter of 2005. Operating income for the quarter was $268.8 million and rose 16% from $231.9 million for the same period of last year. Diluted earnings per share were $0.55, 15% higher than $0.48 in the third quarter of 2005. Results for the quarter included $20.0 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.04 per diluted share, compared with $13.3 million, or $0.02 per share, in the prior-year period. Results for the third quarter of 2005 also included an $11.5 million reduction to tax reserves, equivalent to $0.04 per diluted share, related to legacy tax matters that Moody's assumed in connection with its separation from The Dun & Bradstreet Corporation in 2000 and which are described in Moody's annual and quarterly SEC filings.

     Raymond McDaniel, Moody's Chairman and Chief Executive Officer, commented, "Moody's reported strong results for the third quarter of 2006 due largely to better than expected performance from our U.S. and European structured finance and corporate finance ratings businesses. Based on Moody's strong results for the first nine months of 2006 we now believe that results for the full year 2006 will exceed our prior outlook."

     In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the third quarter of 2005 and the first nine months of both 2006 and 2005 before adjustments for income tax exposures related to legacy income tax matters that Moody's assumed in connection with its separation from The Dun & Bradstreet Corporation in 2000 and which are described in Moody's annual and quarterly SEC filings; and (2) presenting results for the third quarter and first nine months of both 2006 and 2005 before the impact of expensing stock-based compensation, which is being phased in over a four year period for stock awards commencing in 2003. In addition, the 2006 outlook presented below includes a discussion of projected 2006 diluted earnings per share growth excluding the impact of: legacy income tax adjustments, the expensing of stock-based compensation, and any potential gain on the sale of Moody's headquarters building. Attached to this earnings release are tables showing adjustments to Moody's results for the third quarter and first nine months of 2006 and 2005 to arrive at non-GAAP financial measures excluding the impacts noted above.

     Third Quarter Revenue

     Revenue at Moody's Investors Service for the third quarter of 2006 was $459.6 million, 19% greater than in the prior year period. Foreign currency translation, mainly due to the weakness of the U.S. dollar relative to the euro, increased revenue growth by approximately 50 basis points and had a minimal impact on operating income growth.

     Ratings revenue totaled $394.0 million in the quarter, rising 19% from a year ago. Within the ratings business, global structured finance revenue totaled $217.7 million for the third quarter of 2006, an increase of 25% from a year earlier. U.S. structured finance revenue rose 18%, benefiting from very strong growth from rating credit derivatives and higher revenue from rating residential mortgage-backed securities, which more than offset a year-over-year decline from the asset-backed securities business. International structured finance revenue rose 41%, benefiting from broad-based growth across the European business.

     Global corporate finance revenue of $91.2 million in the third quarter of 2006 rose 17% from the same quarter of 2005. Revenue in the U.S. rose 20% from the prior year period as robust growth from rating bank loans more than offset a year-over-year decline in revenue from rating speculative grade bonds. Outside the U.S., corporate finance revenue increased 13% driven by strong growth in revenue from European investment grade ratings.

     Global financial institutions and sovereigns revenue totaled $64.1 million for the third quarter of 2006, 10% higher than in the prior year period. Revenue increased 9% in the U.S. driven in part by new ratings mandates in the finance, real estate and insurance sectors. Outside the U.S., revenue grew 10% based largely on growth in issuer ratings for European banks.

     U.S. public finance revenue was $21.0 million for the third quarter of 2006, 4% lower than in the third quarter of 2005, with an increase in new money issuance more than offset by a sharp decrease in refundings.

     Moody's global research revenue rose to $65.6 million, increasing 22% from the same quarter of 2005. The quarter's results reflect higher revenue from selling Moody's credit research, licensing Moody's data to third parties, selling analytic tools, and providing credit training and economic research.

     Revenue at Moody's KMV was $35.9 million for the quarter, up 3% from the strong prior year period, which had benefited from several large one time software and services sales.

     Moody's U.S. revenue of $310.3 million for the third quarter of 2006 was up 16% from the third quarter of 2005. International revenue of $185.2 million was 20% higher than in the prior year period and included approximately 120 basis points of positive impact from currency translation. International revenue accounted for 37% of Moody's total in the quarter, unchanged from the year-ago period.

     Third Quarter Expenses

     Moody's operating expenses were $226.7 million in the third quarter of 2006, 20% higher than in the prior year period. This increase was driven primarily by higher personnel costs, various technology investments, and the phase-in of equity-based compensation begun in 2003. The quarter's stock-based compensation expense was $20.0 million compared with $13.3 million in the 2005 period. Moody's operating margin for the third quarter of 2006 was 54% compared with 55% in the prior year period.

     Third Quarter Effective Tax Rate

     Moody's effective tax rate was 40.9% for the third quarter of 2006 compared with 37.5% for the prior year. The increase in the effective tax rate was largely due to a favorable IRS settlement of a legacy tax matter in the prior year period.

     Year-to-date Results

     Revenue for the first nine months of 2006 totaled $1,447.1 million, an increase of 15% from $1,258.4 million for the same period of 2005. Operating income of $796.2 million was up 14% from $697.2 million for the same period of 2005. Currency translation had a negative impact on these results, reducing revenue growth by approximately 50 basis points and operating income growth by approximately 80 basis points. Diluted earnings per share for the first nine months of 2006 were $1.61, 20% higher than the $1.34 for the prior year period.

     Earnings per share for the first nine months of 2006 included $54.6 million of expense related to stock options and other stock-based compensation plans, or $0.12 per share, compared with $42.5 million of similar expense, or $0.08 per share, for the first nine months of 2005. Results for the first nine months of 2005 included a charge of $9.4 million, equivalent to $0.02 per diluted share, for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005, and an $8.8 million net reduction in tax reserves, equivalent to $0.03 per diluted share, primarily related to legacy income tax exposures.

     Ratings and research revenue at Moody's Investors Service totaled $1,344.0 million for the first nine months of 2006, an increase of 16% from the prior year period. Global ratings revenue was $1,154.7 million for the first nine months of 2006, up 15% from $1,004.7 million in the same period of 2005. Research revenue rose to $189.3 million for the first nine months of 2006, up 20% from the prior year period. Finally, revenue at Moody's KMV for the first nine months of 2006 totaled $103.1 million, 8% higher than in the prior year period.

     Share Repurchases

     During the third quarter of 2006, Moody's repurchased 2.9 million shares at a total cost of $168 million, which more than offset less than 1 million shares issued under employee stock compensation plans. Since becoming a public company in October 2000 and through September 30, 2006, Moody's has repurchased 82.1 million shares at a total cost of $2.7 billion, including 37.5 million shares to offset shares issued under employee stock plans. At quarter-end, Moody's had approximately $1.9 billion of share repurchase authority remaining.

     Assumptions and Outlook for Full Year 2006

     Moody's outlook for 2006 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage borrowing and refinancing activity, and securitization levels. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from our current outlook.

     Based on Moody's stronger than expected results for the first nine months of 2006 we have made a number of revisions to our outlook for the full year 2006. For Moody's overall, we now project revenue growth in the low teens percent range for the full year 2006. This assumes foreign currency translation for the remainder of the year at current exchange rates, which would result in no material full year impact from currency translation. We now expect the operating margin before the impact of expensing stock-based compensation to be flat to up 50 basis points in 2006 compared with 2005. Among other things, this reflects our increased outlook for revenue and excludes any potential gain on the sale of Moody's headquarters building. The margin outlook continues to reflect investments we are making to: expand internationally; improve our analytical processes; pursue ratings transparency and compliance initiatives; introduce new products; and improve our technology infrastructure.

     For 2006, we project year-over-year growth in non-GAAP diluted earnings per share in the high teens to low twenties percent range. This forecast excludes the impacts of adjustments related to legacy tax matters in 2005 and 2006, the expensing of stock-based compensation in 2005 and 2006, and any potential gain on the sale of Moody's headquarters building. This year represents the final year of "phasing in" of expense related to stock-based compensation, which we began in 2003. The impact of expensing stock-based compensation is expected to be in the range of $0.15 - $0.17 per diluted share in 2006, compared to $0.10 per diluted share in 2005.

     In the U.S., we forecast low to mid-teens percent revenue growth for the Moody's Investors Service ratings and research business for the full year 2006. In the U.S. structured finance business, we expect revenue for the year to rise in the mid-teens percent range from the record level of 2005. We now expect revenue from rating residential mortgage-backed securities (including home equity securitizations) to be essentially flat compared with 2005. In addition, we are expecting strong growth from rating credit derivatives and commercial mortgage-backed securities.

     In the U.S. corporate finance business, we expect revenue growth of approximately twenty percent for the year including good growth from rated bonds and bank loans.

     In the U.S. financial institutions sector, we expect revenue to grow in the low teens percent range for the year reflecting new entrants to the debt capital markets and fee increases partly related to the Enhanced Analysis Initiative.

     For the U.S. public finance sector, we expect revenue for 2006 to decline in the double-digit percent range as rising interest rates should continue to slow refinancing activity. We continue to expect strong growth in the U.S. research business at better than twenty percent.

     Outside the U.S. we still expect ratings revenue to grow in the low teens percent range. This forecast assumes that foreign currency translation will have no material impact on revenue growth for the year. Our outlook assumes mid-teens to low twenties percent growth for all major business lines except financial institutions, where we expect international revenue to be essentially flat.

     Our outlook for Moody's KMV globally anticipates growth in net sales and revenue from credit risk assessment subscription products, credit decision processing software, and professional services. We continue to expect this will result in high single-digit percent growth in revenue, with greater growth in profitability.

     Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, Moody's KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world's largest financial institutions, and Moody's Economy.com, a provider of economic research and data services. The corporation, which reported revenue of $1.7 billion in 2005, employs approximately 2,900 people worldwide and maintains offices in 22 countries. Further information is available at www.moodys.com.


                         Moody's Corporation
          Consolidated Statements of Operations (Unaudited)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                -----------------  -------------------

                                   2006     2005       2006      2005
Amounts in millions, except per
 share amounts
------------------------------- -------- --------  --------- ---------


Revenue                          $495.5   $421.1   $1,447.1  $1,258.4
------------------------------- -------- --------  --------- ---------

Expenses

Operating, selling, general and
 administrative expenses          216.9    180.4      622.4     535.1

Depreciation and amortization       9.8      8.8       28.5      26.1

                                -------- --------  --------- ---------
Total expenses                    226.7    189.2      650.9     561.2

------------------------------- -------- --------  --------- ---------
Operating income                  268.8    231.9      796.2     697.2
------------------------------- -------- --------  --------- ---------


Interest and other non-
 operating (expense) income,
 net                               (3.1)     2.7        1.0      (6.4)

Income before provision for
 income taxes                     265.7    234.6      797.2     690.8

Provision for income taxes        108.7     88.0      321.9     280.1
------------------------------- -------- --------  --------- ---------

Net income                       $157.0   $146.6   $  475.3  $  410.7
------------------------------- -------- --------  --------- ---------



------------------------------- -------- --------  --------- ---------
Earnings per share
Basic                            $ 0.56   $ 0.49   $   1.66  $   1.37

Diluted                          $ 0.55   $ 0.48   $   1.61  $   1.34
------------------------------- -------- --------  --------- ---------

Weighted average shares
 outstanding
Basic                             280.7    299.6      287.1     299.3

Diluted                           287.9    307.7      294.9     306.8
------------------------------- -------- --------  --------- ---------


                         Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                -----------------  -------------------

Amounts in millions                 2006    2005       2006      2005

------------------------------- --------- -------  --------- ---------



Moody's Investors Service (a)

Structured finance                $217.7  $174.5   $  611.0  $  505.6

Corporate finance                   91.2    77.7      285.1     238.1

Financial institutions and
 sovereign risk                     64.1    58.4      196.9     189.7

Public finance                      21.0    21.9       61.7      71.3
                                --------- -------  --------- ---------

      Total ratings revenue        394.0   332.5    1,154.7   1,004.7

Research                            65.6    53.8      189.3     158.2
                                --------- -------  --------- ---------

      Total Moody's Investors
       Service                     459.6   386.3    1,344.0   1,162.9

Moody's KMV (a)                     35.9    34.8      103.1      95.5
                                --------- -------  --------- ---------

Total revenue                     $495.5  $421.1   $1,447.1  $1,258.4

------------------------------- --------- -------  --------- ---------



Revenue by geographic area

United States                     $310.3  $267.0   $  917.3  $  790.9

International                      185.2   154.1      529.8     467.5
                                --------- -------  --------- ---------

Total revenue                     $495.5  $421.1   $1,447.1  $1,258.4

------------------------------- --------- -------  --------- ---------


(a) Certain prior year amounts have been reclassified to conform to the current year presentation.


                         Moody's Corporation
         Selected Consolidated Balance Sheet Data (Unaudited)



                                          September 30,  December 31,
                                               2006           2005
                                          -------------- -------------
                                              Amounts in millions

Cash and cash equivalents                      $  281.6      $  486.0
Short-term investments                             13.0          94.5
Total current assets                              680.2       1,051.8
Non-current assets                                475.0         405.4
Total assets                                    1,155.2       1,457.2
Total current liabilities                         525.3         578.9
Notes payable                                     300.0         300.0
Other long-term liabilities                       291.2         268.9
Shareholders' equity                               38.7         309.4
Total liabilities and shareholders' equity     $1,155.2      $1,457.2

Shares outstanding                                279.8         290.3


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)



                                            Three Months Ended
                                            September 30, 2006
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- ----------- ------------

 Revenue                             $495.5                    $495.5

 Expenses                             226.7        (20.0) (a)   206.7
                                    --------  -----------    ---------

 Operating income                     268.8         20.0        288.8

 Interest and other non-operating
  income (expense), net                (3.1)                     (3.1)
                                    --------  -----------    ---------

 Income before provision for income
  taxes                               265.7         20.0        285.7

 Provision for income taxes           108.7          7.7  (b)   116.4
                                    --------  -----------    ---------

 Net income                          $157.0        $12.3       $169.3
                                    --------  -----------    ---------

 Basic earnings per share             $0.56                     $0.60
                                    --------                 ---------

 Diluted earnings per share           $0.55                     $0.59
                                    --------                 ---------

--------------------------------------------- ----------- ------------



                                            Three Months Ended
                                            September 30, 2005
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- ----------- ------------

 Revenue                             $421.1                    $421.1

 Expenses                             189.2        (13.3) (a)   175.9
                                    --------  -----------    ---------

 Operating income                     231.9         13.3        245.2

 Interest and other non-operating
  income (expense), net                 2.7            -          2.7
                                    --------  -----------    ---------

 Income before provision for income
  taxes                               234.6         13.3        247.9

 Provision for income taxes            88.0         16.8  (b)   104.8
                                    --------  -----------    ---------

 Net income                          $146.6        $(3.5)      $143.1
                                    --------  -----------    ---------

 Basic earnings per share             $0.49                     $0.48
                                    --------                 ---------

 Diluted earnings per share           $0.48                     $0.47
                                    --------                 ---------

--------------------------------------------- ----------- ------------


In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended September 30, 2006 and 2005, adjusted to reflect the following:


(a)To exclude operating expenses of $20.0 million in the third quarter of 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $13.3 million of stock-based compensation expense in the third quarter of 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b)To reflect the income tax impacts related to the adjustments described in note (a) and to exclude an income tax benefit of $11.5 million in the third quarter of 2005 related to legacy tax exposures.

 * May not add due to rounding.


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)



                                            Nine Months Ended
                                            September 30, 2006
                                    ----------------------------------
 Amounts in millions, except per
  share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- ----------- ------------

  Revenue                           $1,447.1                 $1,447.1

  Expenses                             650.9       (54.6) (a)   596.3
                                    --------- -----------    ---------

  Operating income                     796.2        54.6        850.8

  Interest and other non-operating
   income (expense), net                 1.0                      1.0
                                    --------- -----------    ---------

  Income before provision for income
   taxes                               797.2        54.6        851.8

  Provision for income taxes           321.9        23.3  (b)   345.2
                                    --------- -----------    ---------

  Net income                          $475.3       $31.3       $506.6
                                    --------- -----------    ---------

  Basic earnings per share             $1.66                    $1.76
                                    ---------                ---------

  Diluted earnings per share           $1.61                    $1.72
                                    ---------                ---------

 -------------------------------------------- ----------- ------------




                                            Nine Months Ended
                                            September 30, 2005
                                    ----------------------------------
 Amounts in millions, except per
  share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- ----------- ------------

  Revenue                           $1,258.4                 $1,258.4

  Expenses                             561.2       (42.5) (a)   518.7
                                    --------- -----------    ---------

  Operating income                     697.2        42.5        739.7

  Interest and other non-operating
   income (expense), net                (6.4)          -         (6.4)
                                    --------- -----------    ---------

  Income before provision for income
   taxes                               690.8        42.5        733.3

  Provision for income taxes           280.1        25.5  (b)   305.6
                                    --------- -----------    ---------

  Net income                          $410.7       $17.0       $427.7
                                    --------- -----------    ---------

  Basic earnings per share             $1.37                    $1.43
                                    ---------                ---------

  Diluted earnings per share           $1.34                    $1.39
                                    ---------                ---------

 -------------------------------------------- ----------- ------------


   In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the nine months ended September 30, 2006 and 2005, adjusted to reflect the following:


(a)To exclude operating expenses of $54.6 million in the first nine months of 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $42.5 million of stock-based compensation expense in the first nine months of 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b)To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $2.4 million and $8.8 million of income tax benefits in the first nine months of 2006 and 2005, respectively, related to legacy tax exposures.

   *May not add due to rounding.


     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of October 25, 2006, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's annual report on Form 10-K for the year ended December 31, 2005 and in other filings made by the Company from time to time with the Securities and Exchange Commission.


     CONTACT: Moody's Corporation
              Michael Courtian, 212-553-7194
              Vice President
              Investor Relations and Corporate Finance michael.courtian@moodys.com